Exhibit 99.2
Crescent Energy Announces Tender Offer for Its 7.250% Senior Notes due 2026
March 19, 2024 07:43 AM Eastern Daylight Time
HOUSTON—(BUSINESS WIRE)—Crescent Energy Finance LLC (“CE Finance”), a wholly owned subsidiary of Crescent Energy Company (“Crescent”) announced today that it has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of the outstanding senior notes (the “Notes”) listed in the following table upon the terms and conditions described in CE Finance’s Offer to Purchase, dated March 19, 2024 (the “Offer to Purchase”).

Issuer (1)	Title of Security	CUSIP Number	Principal Amount Outstanding	Purchase Price per $1,000 of Notes (2)
Crescent Energy Finance LLC	7.250% Senior Notes due 2026	45344LAA1 (144A) / U4526LAA5 (Reg S)	$700,000,000	$1,018.83
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(1)Crescent Energy Finance LLC, a Delaware limited liability company and a wholly owned subsidiary of Crescent Energy Company (NYSE:CRGY), is the issuer of these securities.
(2)Holders will also receive accrued and unpaid interest thereon from the last interest payment date up to, but not including, the settlement date in addition to the Purchase Price.
The Tender Offer is being made pursuant to the terms and conditions contained in the Offer to Purchase and Notice of Guaranteed Delivery, copies of which may be obtained from Global Bondholder Services Corporation, the tender agent and information agent for the Tender Offer, by calling (855) 654-2014 (toll free) or, for banks and brokers, (212) 430-3774. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: https://www.gbsc-usa.com/crescentenergyco/.
The Tender Offer will expire at 5:00 p.m., New York City time, on March 25, 2024 unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”). Tendered Notes may be withdrawn at any time before the Expiration Time. Holders of Notes must validly tender and not validly withdraw their Notes (or comply with the procedures for guaranteed delivery) before the Expiration Time to be eligible to receive the consideration for their Notes.
Settlement for Notes tendered prior to the Expiration Time and accepted for purchase will occur promptly after the Expiration Time, which is expected to be March 26, 2024, assuming that the Tender Offer is not extended or earlier terminated. The settlement date for any Notes tendered pursuant to a Notice of Guaranteed Delivery is expected to be on March 28, 2024, subject to the same assumption.
Additionally, CE Finance intends to redeem any Notes that are not repurchased in the Tender Offer on May 1, 2024. However, there can be no assurance that any Notes will be repaid. The Tender Offer and the redemption are conditioned upon the satisfaction of certain conditions, including the completion of a contemporaneous notes offering (the “Notes Offering”) by CE Finance on terms and conditions (including, but not limited to, the amount of proceeds raised in such Notes Offering) satisfactory to CE Finance and Crescent. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered. The Tender Offer may be amended, extended, terminated or withdrawn. Crescent intends to use the net proceeds of the Notes Offering, together with borrowings under Crescent’s revolving credit facility, if needed, to fund the purchase of the Notes in the Tender Offer and to redeem any of the Notes outstanding after completion of the Tender Offer.
CE Finance has retained BofA Securities to serve as the exclusive Dealer Manager for the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to BofA Securities at +1 (888) 292-0070 (toll-free), +1 (646) 743-2120 (collect) or debt_advisory@bofa.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer and does not constitute a notice of redemption for the Notes. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any contemporaneous Notes Offering, nor shall there be any sale of the securities issued in such offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with a portfolio of assets concentrated in Texas and the Rockies.
Cautionary Statement Regarding Forward-Looking Information
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. This communication includes statements regarding this tender offer that may contain forward-looking statements within the meaning of federal securities laws. We believe that our expectations are based on reasonable assumptions; however, no assurance can be given that such expectations will prove to be correct. A number of factors could cause actual results to differ materially from the expectations, anticipated results or other forward-looking information expressed in this communication, including weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production; our hedging strategy and results, federal and state regulations and laws, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including recent production cuts by OPEC, the impact of armed conflicts, including in and around Ukraine and Israel, the impact of disruptions in the banking industry and capital markets, the timing and success of business development efforts, including acquisition and disposition opportunities, our reliance on external manager, cost inflation and central bank policy changes associated therewith and other uncertainties. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to, those items identified as such in the most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and the risk factors described thereunder, filed by Crescent Energy Company with the U.S. Securities and Exchange Commission.
Many of such risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We do not give any assurance (1) that we will achieve our expectations or (2) concerning any result or the timing thereof.
All subsequent written and oral forward-looking statements concerning this offering, the use of proceeds therefrom, Crescent Energy Company and CE Finance or other matters and attributable thereto or to any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise these forward-looking statements based on new information, future events or otherwise.
Contacts
Brandi Kendall
IR@crescentenergyco.com
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